As filed with the Securities and Exchange Commission on October 14, 1997.
                             Registration No. 333-



                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          WEINGARTEN REALTY INVESTORS
(Exact  Name  of  Registrant  as  Specified  in  its  Charter)

                 TEXAS                                      74-1464203
(State or Other Jurisdiction of Incorporation         (I.R.S. Employer
            or Organization)                    Identification Number)
        2600 CITADEL PLAZA DRIVE                            77292-4133
            P.O. BOX 924133                                 (Zip Code)
            HOUSTON, TEXAS
        (Address of Principal
         Executive Officers)


              WEINGARTEN REALTY INVESTORS 1988 SHARE OPTION PLAN
                           (Full Title of the Plan)

                              STANFORD ALEXANDER
                                   CHAIRMAN
                          WEINGARTEN REALTY INVESTORS
                           2600 CITADEL PLAZA DRIVE
                                P.O. BOX 924133
                           HOUSTON, TEXAS 77292-4133
                    (Name and Address of Agent for Service)

                                (713) 866-6000
         (Telephone Number, Including Area Code, of Agent for Service)

                                  Copies to:
                               BRYAN L. GOOLSBY
                                 GINA E. BETTS
                          LIDDELL, SAPP, ZIVLEY, HILL
                               & LABOON, L.L.P.
                          2200 ROSS AVENUE, SUITE 900
                             DALLAS, TEXAS  75201
                             --------------------


                                 CALCULATION OF REGISTRATION FEE

                                              Proposed             Proposed
                                               Maximum              Maximum          Amount of
Tile of Securities to be   Amount to be  Offering Price Per        Aggregate        Registration
registered (1)              Registered          Share         Offering Price (2)      Fee (3)
Common Shares of             200,000           $40.25             $8,050,000           $2,440
Beneficial Interest, par
value $0.03 per share
=========================

     (1)  Consists  of  Common Shares of Beneficial Interest of the Registrant which are issuable pursuant  to  the  Registrant's  1993  Share  Incentive  Plan.
     (2)  Estimated  solely  for  the  purpose  of  determining  the  registration  fee.
     (3)  Calculated  pursuant  to  Rule  457(c)


                               EXPLANATORY NOTE

     This Registration Statement on Form S-8 is filed in order to register an additional 200,000 Common Shares of Beneficial Interest, par value $.03 per share, of Weingarten Realty Investors for issuance pursuant to the 1988 Share Option Plan (the "Plan"). The contents of that earlier Registration Statement (Registration No. 33-24364), which registered 150,000 shares for issuance under the Plan and was filed on September 9, 1988, are hereby incorporated by reference.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 13th day of October, 1997.


                                   WEINGARTEN  REALTY  INVESTORS


                                   /s/  Stanford  Alexander
                                   -------------------------
                                   Stanford  Alexander
                                   Chairman  and  Chief  Executive  Officer


Each person whose signature appears below constitutes and appoints Stanford Alexander and Martin Debrovner, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                                 Title                      Date
----------------------------  --------------------------------  ----------------
/s/ Stanford Alexander        Chairman and Trust Manager        October 13, 1997
----------------------------
Stanford Alexander            (Chief Executive Officer)
/s/ Andrew MAlexander         President and Trust Manager       October 13, 1997
----------------------------
Andrew M. Alexander
/s/ Robert J. Cruikshank      Trust Manager                     October 13, 1997
----------------------------
Robert J. Cruikshank
/s/ Martin Debrovner          Vice Chairman and Trust Manager   October 13, 1997
----------------------------
Martin Debrovner
/s/ Melvin A. Dow             Trust Manager                     October 13, 1997
----------------------------
Melvin A. Dow
/s/ Stephen A. Lasher         Trust Manager                     October 13, 1997
----------------------------
Stephen A. Lasher
/s/ Joseph W. Robertson, Jr.  Executive Vice President and      October 13, 1997
----------------------------
Joseph W. Robertson, Jr.      Trust Manager
                              (Chief Financial Officer)
/s/ Douglas W. Schnitzer      Trust Manager                     October 13, 1997
----------------------------
Douglas W. Schnitzer
/s/ Marc J. Shapiro           Trust Manager                     October 13, 1997
----------------------------
Marc J. Shapiro
/s/ J.T. Trotter              Trust Manager                     October 13, 1997
----------------------------
J.T. Trotter


                                 EXHIBIT INDEX


EXHIBIT
NUMBER                    DESCRIPTION
------                    -----------

*   5.1  Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.

*  23.1  Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
         (included  in  Exhibit  5.1  hereto).

*  23.2  Consent  of  Deloitte  &  Touche  LLP.

*  24.1  Power of Attorney (See page II-3 of this Registration Statement).

*  Filed  herewith.